Exhibit 99.1

     Tripath Technology Inc. Reports Second Quarter 2003 Results;

          Announced Design Wins in Alcatel's 24-Channel DSL
                Line Card and Samsung's Flat Panel TVs


    SAN JOSE, Calif.--(BUSINESS WIRE)--July 28, 2003--Tripath Technology Inc. (Nasdaq: TRPH) creators of Digital Power Processing (DPP(R)) and Class-T advanced 1-bit Digital Amplifiers, today reported financial results for its second quarter of fiscal year 2003.
    Revenues for the second quarter ended June 30, 2003 were $3.1 million, a 3% increase over revenues of $3.0 million for the first quarter of fiscal year 2003 and a decrease of 48% from revenues of $6.1 million for the second quarter of fiscal 2002.
    The net loss applicable to the common stockholders for the second quarter was $1.8 million or $(0.04) per share, compared to a net loss of $2.5 million, or $(0.06) per share for the first quarter of fiscal 2003, and a net loss of $4.0 million or $(0.10) per share for the comparable 2002 quarter.
    "We are again very pleased with our progress in securing a number of major design wins during the second quarter," said Dr. Adya Tripathi, Chairman, President and CEO of Tripath. Dr. Tripathi, added, "We are delighted that Alcatel, a market leader in ADSL equipment, has chosen Tripath's Line Driver for its 24 channel DSL line card. While Tripath has been successful in introducing products in the consumer electronics market, this design win validates the successful application of our core technology in the DSL market. We are also excited that Tripath's digital audio amplifiers were selected to power Samsung's three types of flat panel TV products. Tripath continues to demonstrate its leadership position in the plasma and flat panel TV market having previously announced design wins with Aiwa, Hitachi, Sanyo, Sharp and Toshiba."
    Dr. Tripathi also commented, "We are also pleased with the continued improvement in our operating performance during the second quarter. With moderate revenue growth during the second quarter of 2003 we were able to improve our gross profit margins to 29% as a result of favorable product mix coupled with lower manufacturing costs. Operating expenses declined by 15% from the previous quarter and our net cash usage dropped from $1.4 million during the first quarter to $1.1 million last quarter. Inventories also declined to $3.7 million from $4.2 million in the previous quarter. We continue to focus in managing our business towards profitability."

    Highlights For the Second Quarter Include:

    Design Wins and New Products Announcements:

    -- Announced milestone of shipment of 25 million Channels of Class-T amplifiers.
    -- Announced plans to co-develop 8-Channel digital amplifier module with Macnica.
    -- Announced introduction of low cost audiophile quality digital amplifier.
    -- Announced design win in Alcatel's 24-Channel DSL line card. -- Announced design win in Samsung's Liquid Crystal Display,
        Plasma Display and Digital Light Processing flat panel TVs.

    Financial:

    --  Achieved 3% revenue growth over Q1-03.
    --  Gross margins improved from 25% (Q1-03) to 29% (Q2-03).
    -- Operating expenses reduced from $3.2 million (Q1-03) to $2.7 million (Q2-03).
    -- Inventories reduced from $4.2 million (March 03) to $3.7 million (June 03).
    -- Reduced net cash usage from $1.4 million (Q1-03) to $1.1 million (Q2-03).
    --  $8.1 million cash on hand at June 30, 2003.

    Second Quarter Conference Call

    Tripath Technology will hold a conference call on July 28th at 2 PM (PDT) to discuss the financial results for the second quarter of fiscal year 2003. Investors and other interested parties are invited to participate in the call by dialing 1-(800)-901-5231 (Domestic) and
(617)-786-2961(International) and entering the pass code 48571960. Additionally, investors may take advantage of a live web cast of the call available through the investor relation's section of Tripath's website at www.tripath.com or via CCBN at www.companyboardroom.com. No password is necessary.
    The conference call replay will be available on the investor relations section of Tripath's website at www.tripath.com after 4 PM
(PDT) on July 28th and will remain available until the release of the Company's third quarter financial results. The replay number is 1-(888)-286-8010 (Domestic) and (617)-801-6888 (International). The
access number for the replay will be 82399705.

    About Tripath Technology Inc.

    Based in San Jose, California, Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing (DPP(R)) technology, which combines modern advances in digital signal processing and power processing. Tripath's current customers include consumer electronic and computer companies, such as Aiwa, Apple Computer, Denon, Hitachi, Motorola, Onkyo, Samsung, Sharp, and Sony, as well as DSL communications equipment providers, such as Alcatel, who use Tripath's power efficient line drivers for central office applications. For more information please visit Tripath's web site at www.tripath.com.

    Safe Harbor Statement

    Certain statements in this release concerning the Tripath's growth are forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements in this release are generally identified by words such as "plans," "will" and similar expressions. Actual results could differ materially. Tripath's ability to grow depends on many factors, such as silicon wafer pricing and the availability of foundry and assembly capacity and raw materials. Also, the availability and pricing of competing products and technologies would effect sales and pricing of Tripath's products. Tripath may experience fluctuations in the manufacturing yields of its third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products. Tripath may not be able to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner. Further information regarding these and other risks and uncertainties is included in the Company's United States Securities and Exchange Commission filings.


                        TRIPATH TECHNOLOGY INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands)
                              (unaudited)


                                    Three Months       Six Months
                                        Ended             Ended
                                  ----------------- ------------------
                                       June 30           June 30
                                    2003    2002      2003     2002
                                  ----------------- ------------------
Revenue                            $3,139   $6,052   $6,091   $10,607
Cost of revenue                     2,220    5,242    4,427    13,796
                                  -------- -------- -------- ---------
Gross profit (loss)                   919      810    1,664    (3,189)
                                  -------- -------- -------- ---------

Operating expenses:
  Research and development          1,625    3,328    3,603     6,877
  Selling, general and
   administrative                   1,113    1,547    2,359     3,354
                                  -------- -------- -------- ---------
      Total operating expenses      2,738    4,875    5,962    10,231
                                  -------- -------- -------- ---------

Loss from operations               (1,819)  (4,065)  (4,298)  (13,420)
Net interest income                     3       52        5       100
                                  -------- -------- -------- ---------

Net loss                           (1,816)  (4,013)  (4,293)  (13,320)
Charge for beneficial
 conversion feature                     -        -        -   (14,952)
                                  -------- -------- -------- ---------
Net loss applicable to common
 stockholders                     $(1,816) $(4,013) $(4,293) $(28,272)
                                  ======== ======== ======== =========

Basic and diluted net loss per
 share applicable
 to common stockholders           $(0.04)  $(0.10)  $(0.10)   $(0.78)
                                  ======== ======== ======== =========

Number of shares used to compute
 basic and diluted net
 loss per share                    42,631   41,308   41,999    36,278
                                  ======== ======== ======== =========

Stock-based compensation attributable
 to individuals that worked in the
 following functions is as follows:

                                    Three Months       Six Months
                                       Ended             Ended
                                  ----------------- ------------------
                                       June 30           June 30
                                  ----------------- ------------------
                                     2003     2002     2003      2002
                                  -------- -------- -------- ---------

Manufacturing (cost of revenue)        $1      $10       $3       $23
Research and development               17      148       34       360
Selling, general and
 administrative                        26       83      (29)      205
                                  -------- -------- -------- ---------
      Total stock-based
       compensation                   $44     $241       $8      $588
                                  ======== ======== ======== =========



                        TRIPATH TECHNOLOGY INC.
                      CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                               June 30    December 31
                                                 2003         2002
                                             ------------------------
ASSETS
Current assets:
    Cash, cash equivalents
     and restricted cash                      $   8,116    $  10,598
    Accounts receivable, net                      2,302        1,471
    Inventories                                   3,659        5,252
    Prepaid expenses and
     other current assets                           153          706
                                             ------------------------
       Total current assets                      14,230       18,027

Property and equipment, net                       1,891        2,474
Other assets                                         72          184
                                             ------------------------
           Total assets                       $  16,193    $  20,685
                                             ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                          $   1,615    $   2,395
    Current portion of capital
     lease obligations                              275          225
    Accrued expenses                                739        1,070
    Deferred distributor revenue                  1,211          626
                                               ---------    ---------
       Total current liabilities                  3,840        4,316

Long term liabilities:                            1,141          933
                                               ---------    ---------
       Total liabilities                          4,981        5,249
                                               ---------    ---------

Stockholders' equity:
    Common stock                                     43           41
    Additional paid-in capital                  188,126      187,835
    Deferred stock-based compensation              (315)         (91)
    Accumulated deficit                        (176,642)    (172,349)
                                             ------------------------
       Total stockholders' equity                11,212       15,436
                                             ------------------------
        Total liabilities and
          stockholders' equity                $  16,193    $  20,685
                                             ========================


    CONTACT: Tripath Technology Inc.
             David P. Eichler, 408-750-6801
             deichler@tripath.com